Exhibit 99.1

EARNINGS RELEASE

Washington Prime Group Reports Second Quarter 2014 Results and Announces Dividend

BETHESDA, MD, August 8, 2014 — Washington Prime Group (NYSE:WPG) today reported results for the quarter ended June 30, 2014.

On May 28, 2014, Simon Property Group (Simon) spun off 98 shopping centers to form Washington Prime Group (the Company). The Company is well positioned with several competitive advantages, including a well-diversified portfolio with a track record of stable operating performance and a strong foundation from which to grow cash flow, one of the lowest levered balance sheets among its peer group and the flexibility to act as an acquirer, developer and redeveloper of shopping centers regardless of format.  The Company intends to leverage its expertise across the entire shopping center sector to increase value for its shareholders.

CEO Mark Ordan commented, “While we just began two months ago, we are excited by our potential growth opportunities both within the portfolio and through acquisitions.  We will discuss these opportunities further on our first regular quarterly earnings call in November.”

Results for the Second Quarter

Same property net operating income (“NOI”) for the second quarter of 2014 increased 3.1 percent from the second quarter of 2013.  Ending occupancy for the portfolio rose 90 basis points to 92.4 percent from the second quarter of 2013.

Funds from Operations (“FFO”) was $41.3 million, or $0.22 per diluted share, compared to $87.5 million, or $0.47 per diluted share, in the prior year period. Results for the second quarter of 2014 include $39.9 million or $0.21 per diluted share of transaction expenses and costs related to the spin off from Simon on May 28 and increased interest expense of $8.9 million or $0.05 per diluted share associated with the new capital structure.

Net income attributable to common stockholders for the second quarter was $69.8 million, or $0.45 per diluted share, compared to $34.3 million, or $0.22 per diluted share in the prior year period.  Also included in net income for the second quarter of 2014 are additional gains of $91.3 million or $0.49 per diluted share from acquisitions of controlling property interests and sales of property interests.

Results for the Six Months

Year-to-date same property NOI increased 0.9 percent over the first six months of 2013.

FFO for the six months ending June 30, 2014 was $129.7 million or $0.69 per diluted share; for the same period in the prior year FFO was $175.7 million or $0.94 per diluted share.  Year-to-date results include $39.9 million or $0.21 per diluted share of transaction expenses and costs related to the spin off from Simon on May 28 and increased interest expense of $9.1 million or $0.05 per diluted share associated with the new capital structure.

For the six months ended June 30, 2014, net income attributable to common shareholders was $104.2 million or $0.67 per diluted share compared to $80.5 million or $0.52 per diluted share for the same period in the prior year.  Increased gains on acquisitions of controlling property interests and sales of property interests of $77.4 million or $0.41 per diluted share are included in the results for the six months ended June 30, 2014.

Dividends

Washington Prime’s Board of Directors declared a quarterly cash dividend of $0.25 per common share, payable on September 15, 2014, to shareholders of record on August 27, 2014, with an ex-dividend date of August 25, 2014.

Investment Activity

Acquisitions and Dispositions

Since completing the spin-off on May 28, 2014, Washington Prime has increased its interest in eight previously unconsolidated properties for an aggregate price of approximately $326 million including approximately $141 million of debt.  On June 20, the Company acquired its partner’s 50 percent interest in Clay Terrace, a 577,000 square foot lifestyle center located in Carmel, Indiana, in exchange for partnership units.  On June 18, the Company acquired a partner’s interest in a portfolio of seven open-air shopping centers, consisting of four centers located in Florida, and one each in Indiana, Connecticut and Virginia.  All eight properties are now consolidated post acquisition.

Additionally, on June 23, Washington Prime sold New Castle Plaza, a wholly owned strip center in New Castle, Indiana.  Subsequent to quarter end, the Company sold Highland Lakes Center, an open-air center in Orlando, FL, for approximately $21.5 million for an estimated gain of approximately $9.1 million.

Redevelopment

Washington Prime currently has approximately 15 projects totaling more than $100 million under redevelopment.  Additionally, the Company’s pipeline includes six projects in the approval stages totaling approximately $125 million as well as another five to eight projects already targeted for redevelopment over the next three years.

Additionally, the Company has commenced redevelopment activities at Jefferson Valley Mall, a 556,000 square foot mall located in the New York City area.  The estimated cost of the redevelopment is approximately $44 million and includes the addition of a major sporting goods store.

Non-GAAP Financial Measures

This press release includes FFO and NOI, including same property NOI growth, which are financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. FFO and same property NOI growth are financial performance measures widely used by securities analysts, investors and other interested parties in the evaluation of REITs. These measures should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of financial performance and are not alternatives to cash flow from operating activities (determined in accordance with GAAP) as a measure of liquidity. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental to financial results presented in accordance with GAAP. Computation of these non-GAAP measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to such other REITs. Investors are cautioned that items excluded from these measures are significant components in understanding and addressing financial performance.

For a reconciliation of these measures and other information, please refer to the attached tables.

Regulation Fair Disclosure (“FD”)

We routinely post important information online on our investor relations website, investors.washingtonprime.com. We use this website, press releases, SEC filings, conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

Forward Looking Statements

Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company’s ability to meet debt service requirements, the availability and terms of financing, changes in the Company’s credit rating, changes in market rates of interest, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic conditions, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, the intensely competitive market environment in the retail industry, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in our quarterly reports filed with the SEC. The Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise unless required by law.

About Washington Prime Group

Washington Prime Group (NYSE: WPG) is a retail REIT that owns and manages more than 95 shopping centers totaling more than 50 million square feet diversified by size, geography and tenancy.  Washington Prime combines a national real estate portfolio with an investment grade balance sheet.  The Company plans to leverage its expertise across the entire shopping center sector to increase cash flow through rigorous management of existing assets as well as select development and acquisitions of new assets with franchise value.  For more information visit washingtonprime.com.

Contact:

Barbara M Pooley

SVP. Finance & Administration

Washington Prime Group

1-240-630-0005

Washington Prime Group Inc.

Unaudited Consolidated and Combined Balance Sheets

(Dollars in thousands, except share amounts)

	June 30,	December 31,
	2014	2013
ASSETS:
Investment properties at cost	$5,260,411	$4,789,705
Less - accumulated depreciation	2,047,284	1,974,949
	3,213,127	2,814,756
Cash and cash equivalents	93,646	25,857
Tenant receivables and accrued revenue, net	61,626	61,121
Investment in unconsolidated entities, at equity	5,175	3,554
Deferred costs and other assets	113,740	97,370
Total assets	$3,487,314	$3,002,658

LIABILITIES:
Mortgage notes payable	$1,506,427	$918,614
Unsecured term loan	500,000	—
Revolving credit facility	340,750	—
Accounts payable, accrued expenses, intangibles, and deferred revenues	145,687	151,011
Cash distributions and losses in partnerships and joint ventures, at equity	15,194	41,313
Other liabilities	6,342	7,195
Total liabilities	2,514,400	1,118,133

EQUITY:
Stockholders’ Equity
Common stock, $0.0001 par value, 300,000,000 shares authorized, 155,162,597 issued and outstanding in 2014	16	—
Capital in excess of par value	719,833	—
SPG Equity	—	1,560,989
Retained earnings	79,872	—
Total stockholders’ equity	799,721	1,560,989
Noncontrolling interests	173,193	323,536
Total equity	972,914	1,884,525
Total liabilities and equity	$3,487,314	$3,002,658

Washington Prime Group Inc.

Unaudited Consolidated and Combined Statements of Operations

(Dollars in thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2014	2013	2014	2013

REVENUE:
Minimum rent	$108,374	$103,505	$215,011	$208,485
Overage rent	1,134	1,171	3,244	3,604
Tenant reimbursements	47,179	45,804	94,347	91,175
Other income	1,488	1,090	3,542	2,541
Total revenue	158,175	151,570	316,144	305,805

EXPENSES:
Property operating	26,219	25,455	52,359	49,820
Depreciation and amortization	47,288	45,101	93,256	90,400
Real estate taxes	18,752	18,395	38,699	38,357
Repairs and maintenance	4,934	5,503	12,084	10,889
Advertising and promotion	1,932	1,808	3,884	3,945
Provision for (recovery of) credit losses	619	(806)	1,405	(116)
General and administrative	1,865	0	1,865	0
Transaction and related costs	39,931	0	39,931	0
Ground rent and other costs	1,281	1,163	2,400	2,354
Total operating expenses	142,821	96,619	245,883	195,649

OPERATING INCOME	15,354	54,951	70,261	110,156

Interest expense	(22,677)	(13,737)	(36,594)	(27,456)
Income and other taxes	(66)	(24)	(141)	(102)
Income from unconsolidated entities	402	206	747	499
Gain upon acquisition of controlling interests and on sale of interests in properties	91,268	0	91,510	14,152

NET INCOME	84,281	41,396	125,783	97,249

Net income attributable to noncontrolling interests	14,480	7,145	21,590	16,769

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$69,801	$34,251	$104,193	$80,480

EARNINGS PER COMMON SHARE, BASIC AND DILUTED
Net income attributable to common stockholders	$0.45	$0.22	$0.67	$0.52

Washington Prime Group Inc.

Unaudited Consolidated and Combined Statements of Cash Flows

(Dollars in thousands)

	For the Six Months
	Ended June 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$125,783	$97,249
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	93,749	91,428
Gain upon acquisition of controlling interests and on sale of interests in properties	(91,510)	(14,152)
Loss on debt extinguishment	2,894	0
Provision for (recovery of) credit losses	1,405	(116)
Straight-line rent	(240)	229
Equity in income of unconsolidated entities	(747)	(499)
Distributions of income from unconsolidated entities	537	634
Changes in assets and liabilities -
Tenant receivables and accrued revenue, net	280	5,383
Deferred costs and other assets	(12,353)	165
Accounts payable, accrued expenses, intangibles, deferred revenues and other liabilities	(5,576)	(20,832)
Net cash provided by operating activities	114,222	159,489

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(154,370)	0
Capital expenditures, net	(41,454)	(42,178)
Net proceeds from sale of assets	4,436	0
Investments in unconsolidated entities	(2,493)	(1,457)
Distributions of capital from unconsolidated entities	1,440	2,827
Net cash used in investing activities	(192,441)	(40,808)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions to SPG, net	(1,060,187)	(117,663)
Distributions to noncontrolling interest holders in properties	(845)	(236)
Proceeds from issuance of debt, net of transaction costs	1,384,370	—
Repayments of debt including prepayment penalties	(177,330)	(5,101)
Net cash provided by (used in) financing activities	146,008	(123,000)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	67,789	(4,319)
CASH AND CASH EQUIVALENTS, beginning of period	25,857	30,986
CASH AND CASH EQUIVALENTS, end of period	$93,646	$26,667

Washington Prime Group Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures

(Dollars in thousands, except share/unit amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net Income	$84,281	$41,396	$125,783	$97,249
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	47,286	45,101	93,254	90,400
Our share of depreciation and amortization from unconsolidated entities	970	1,150	2,136	2,425
Gain upon acquisition of controlling interests and on sale of interests in properties	(91,268)	0	(91,510)	(14,152)
Net income attributable to noncontrolling interest holders in properties	0	(65)	0	(132)
Noncontrolling interests portion of depreciation and amortization	0	(38)	0	(77)

FFO of the Operating Partnership (1)	$41,269	$87,544	$129,663	$175,713
FFO allocable to limited partners	7,097	14,997	22,256	30,101
FFO allocable to shareholders	$34,172	$72,547	$107,407	$145,612

Diluted net income per share	$0.45	$0.22	$0.67	$0.52
Adjustments to arrive at FFO per share:
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated properties	0.26	0.25	0.51	0.50
Gain upon acquisition of controlling interests and on sale of interests in properties	(0.49)	—	(0.49)	(0.08)

Diluted FFO per share	$0.22	$0.47	$0.69	$0.94

Basic and diluted weighted average shares outstanding	155,162,597	155,162,597	155,162,597	155,162,597
Weighted average limited partnership units outstanding	32,227,488	32,075,487	32,151,908	32,075,487
Diluted weighted average shares and units outstanding	187,390,085	187,238,084	187,314,505	187,238,084

(1)                                 FFO includes transaction costs related to WPG’s separation from SPG of $39.9 million, or $0.21 per share, in the three and six months ended June 30, 2014.

Washington Prime Group Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures

(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Reconciliation of NOI of consolidated properties:
Net Income	$84,281	$41,396	$125,783	$97,249
Income and other taxes	66	24	141	102
Interest expense	22,677	13,737	36,594	27,456
Gain upon acquisition of controlling interests and on sale of interests in properties	(91,268)	—	(91,510)	(14,152)
Income from unconsolidated entities	(402)	(206)	(747)	(499)
General and administrative	1,865	—	1,865	—
Transaction costs	39,931	—	39,931	—
Operating Income	57,150	54,951	112,057	110,156
Depreciation and amortization	47,288	45,101	93,256	90,400
NOI of consolidated properties	$104,438	$100,052	$205,313	$200,556

Reconciliation of NOI of unconsolidated entities:
Net Income	$2,939	$2,918	$5,924	$6,975
Interest expense	3,273	3,605	6,824	7,075
NOI of properties sold	(15)	104	8	(545)
Operating Income	6,197	6,627	12,756	13,505
Depreciation and amortization	3,372	3,656	7,250	7,410
NOI of unconsolidated entities	$9,569	$10,283	$20,006	$20,915

Total consolidated and unconsolidated NOI from continuing operations	$114,007	$110,335	$225,319	$221,471
Adjustments to NOI:
NOI of properties sold	15	(23)	54	1,154
Total NOI of our portfolio	$114,022	$110,312	$225,373	$222,625
Change in NOI from prior period	3.4%		1.2%

Less: Joint venture partners’ share of NOI	(5,678)	(8,461)	(13,872)	(18,304)
Our Share of NOI	$108,344	$101,851	$211,501	$204,321
Increase in our share of NOI from prior period	6.4%		3.5%

Total NOI of our portfolio	$114,022	$110,312	$225,373	$222,625
NOI from non comparable properties (1)	3,168	2,792	6,948	6,206
Total NOI of comparable properties (2)	$110,854	$107,520	$218,425	$216,419
Change in NOI of comparable properties	3.1%		0.9%

(1)                                 NOI excluded from comparable property NOI relates to properties not owned and operated in both periods under comparison and excluded income noted in footnote 2 below.

(2)                                 Comparable properties are malls and strip centers that were owned in both of the periods under comparison. Seven properties were considered non comparable for the periods under comparison. Excludes lease termination income, interest income, land sale gains and the impact of significant redevelopment activities.